Exhibit 1.1

[●] Shares

TUSIMPLE HOLDINGS INC.

CLASS A COMMON STOCK (PAR VALUE $0.0001 PER SHARE)

UNDERWRITING AGREEMENT

[●], 2021

[●], 2021

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

TuSimple Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and a certain stockholder of the Company (the “Selling Stockholder”) named in Schedule II hereto proposes to sell to the several Underwriters, an aggregate of [●] shares of the Class A common stock, par value $0.0001 per share, of the Company (the “Firm Shares”), of which [●] shares are to be issued and sold by the Company and [●] shares are to be sold by the Selling Stockholder.

The Selling Stockholder also proposes to issue and sell to the several Underwriters not more than an additional [●] shares of its Class A common stock, par value $0.0001 per share, (the “Additional Shares”) if and to the extent that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A common stock and Class B common stock, each par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-254616) including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act. As used herein, the terms “Registration Statement,” “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Each of Morgan Stanley & Co. LLC and Valuable Capital Limited has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley & Co. LLC, Valuable Capital Limited, and their respective affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement and as of the Closing Date and any Option Closing Date (as defined in Section 3), any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the

Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, if any, that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective time of this Agreement, will comply as of the date of such filing in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing is applicable in such jurisdiction) would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation (to the extent the concept of good standing is applicable in such jurisdiction), organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing is applicable in such jurisdiction) would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued (to the extent such concepts are applicable in such jurisdictions), are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equity or claims would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation and bylaws of the Company (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or adversely affect the ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as have been previously obtained or waived, or may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) (i) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole., (ii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, and (iii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(q) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or validly waived or complied with in connection of the sale of the Shares contemplated hereby, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) (i) None of the Company or any of its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the

Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, other than from employees or other service providers in connection with such person’s termination of service from the Company or its subsidiaries pursuant to the existing terms of the agreements or equity compensation plans described in the Time of Sale Prospectus or in exercise of the Company’s right of first refusal upon a proposed transfer, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise or conversion of equity awards, warrants or convertible notes or loans or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case granted pursuant to the equity compensation plans described in the Time of Sale Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(v) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property (excluding intellectual property, which is addressed exclusively in Section 1(w)) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially diminish the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the knowledge of the Company, enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries own, or have a valid license or right or can acquire on commercially reasonable terms adequate rights to use, all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, collectively, “Know How”), trademarks, service marks and trade names and all other intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their respective businesses as now conducted by them, and as proposed to be conducted in the Registration Statement, the Time of Sale Prospectus or the Prospectus; (ii) to the Company’s knowledge, the Intellectual Property Rights owned by the Company and its subsidiaries and the Intellectual Property Rights exclusively licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the ownership, validity, scope or enforceability of any Intellectual Property Rights owned by the Company or any of its subsidiaries; (iii) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights of any Person by the Company or any of its subsidiaries; (iv) to the Company’s knowledge, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company or any of its subsidiaries; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries is infringing, misappropriating or otherwise violating, any Intellectual Property Rights of any Person; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any of its subsidiaries have executed an invention assignment agreement whereby such employees or contractors either: (x) presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or its applicable subsidiary; or (y) grant adequate rights for the Company or its applicable subsidiary to use such Intellectual Property, as reasonably necessary to the conduct of their respective businesses as now conducted by them, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, reasonable efforts in accordance with normal industry practice to appropriately maintain the confidentiality of all Know-How of the Company and its subsidiaries the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, and no such Know-How have been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries or any other third party who has a need to know, all of whom are bound by confidentiality obligations.

(x) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries use, and have used, in any of the products or services of the Company or any of its subsidiaries, any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software except where the failure to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in connection with any products or services of the Company or any of its subsidiaries in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(y) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations and applicable laws, statutes, judgments, orders, rules, industry standards and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, or other regulated data or information (“Data Security Obligations”, and such data and information, “Personal Data”);

(ii) the Company and its subsidiaries have not received any written notification of or written complaint regarding, and are unaware of any other facts that would reasonably indicate, non-compliance with any Data Security Obligation by the Company or any of its subsidiaries; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries.

(z) Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including material Personal Data of their respective customers, employees, suppliers, vendors and any other third party, sensitive or confidential data maintained, processed or stored by or on behalf of the Company and its subsidiaries) used in connection with the operation of the Company’s and its subsidiaries’ respective businesses as currently conducted by them and as proposed to be conducted by them (“IT Systems and Data”) are adequate for, and operate and perform in all material respects as reasonably required in connection with the operation of the business of the Company and its subsidiaries as currently conducted; (ii) the Company and each of its subsidiaries have taken commercially reasonable technical and organizational measures necessary to protect the material IT Systems and Data, and have used reasonable efforts to establish and maintain, and have established and maintained, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, that are designed to protect against and prevent any material breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other material compromise or misuse of or relating to any IT Systems and Data (“Breach”); and (iii) to the Company’s knowledge, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in any such Breach.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgement, are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) The financial statements (including the related notes thereto) included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any free writing prospectus, if any has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of

Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ee) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ff) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not be reasonably expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not be reasonably expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(jj) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(kk) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through or on behalf of the Representatives for use therein.

(ll) Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(mm) The holders of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that have not delivered executed Lock-up Agreements (as defined below) to the Representatives as of the date hereof are bound by market standoff provisions with the Company pursuant to which such holders have agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of such holder’s securities during the Restricted Period (as defined below) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the Lock-up Agreement.

(nn) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(oo) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(pp) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 11 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) The execution and delivery by or on behalf of the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Stockholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of the Shares to be sold by the Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as the Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, or (ii) the memorandum and articles of association, or similar organizational documents of the Selling Stockholder, or (iii) any agreement or other instrument binding upon the Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, except in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Stockholder, except such as have been obtained and made under the Securities Act, such as may be required by the Exchange Act or the rules and regulations thereunder or may be required by the securities or Blue Sky laws of the various states or non-US jurisdictions in connection with the offer and sale of the Shares.

(c) The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and are valid and binding agreements of the Selling Stockholder, enforceable against the Selling Stockholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) The Selling Stockholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(g) The Selling Stockholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(h) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain as of the date of any amendment or supplement any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, any roadshow or Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by the Selling Stockholder consists of the name of the Selling Stockholder, the number of offered shares and the address and other information with respect to the Selling Stockholder (excluding percentages) which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to the Selling Stockholder, the “Selling Stockholder Information”).

(i) (i) Neither the Selling Stockholder nor any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions; or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv) (a) Neither the Selling Stockholder nor any of its subsidiaries or controlled affiliates, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Stockholder and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws; and (c) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(j) The operations of such Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(k) The Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(l) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(m) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(n) The Selling Stockholder has the power to submit, and pursuant to Section 18(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 18(a)), and has the power to designate, appoint and empower, and pursuant to Section 18(c), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[●] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2021, or at such other time on the same or such other date, not later than [●], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2021, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and to the Company’s knowledge, no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) [reserved];

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Selling Stockholder, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

With respect to the negative assurance letters to be delivered pursuant to Sections 6(d) and 6(f) above, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Skadden, Arps, Slate, Meagher & Flom LLP and Davis Polk & Wardwell LLP described in Sections 6(d), 6(e) and 6(f) above, respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(i) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iii) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Selling Stockholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(iv) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi) [reserved]; and

(vii) such other documents as the Representatives may reasonably request, including with respect to the good standing of the Company and its significant subsidiaries, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, at their request, without charge, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter, at its request, a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the

Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering Analysis and Retrieval System) to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $40,000 in the aggregate), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (the remaining one-half of the cost of such aircraft to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution”, Section 11 entitled “Directed Share Program Indemnification” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, and all travel and other expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, other than the cost of aircraft chartered in connection with the roadshow, for which the Underwriters agree to pay for the other one-half not paid for by the Company, as described above.

(k) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 7).

(l) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(n) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending on the opening of trading on the second trading day immediately following the later of (x) the Company’s public release of earnings (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for the second fiscal quarter following the public offering and (y) the 121st day after the date of the Prospectus (but in any event no later than the 180th day following the date of the Prospectus and including such 180th day) (the

“Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock units or share value award, or the conversion of a convertible loan, note or other security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the grant of options, restricted stock units, share value awards or any other type of equity award described in the Time of Sale Prospectus and the Prospectus pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus, or the issuance of shares of Common Stock by the Company (whether upon the exercise of stock options or other equity awards) to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus; provided that each recipient of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to this clause (C) shall execute a lock-up agreement substantially in the form of Exhibit A hereto, (D) the filing by the Company of a registration statement on Form S-8 relating to issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, (E) the issuance of or entry into an agreement to issue shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers, acquisitions or securities, businesses, property or other assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amount of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may issue or agree to issue pursuant to this paragraph shall not exceed 5% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully diluted basis, and provided further, that each recipient of shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to this clause (E) shall execute a lock-up agreement substantially in the form of Exhibit A hereto, or (F) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period.

If Morgan Stanley & Co. LLC, in its sole discretion, agrees to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company (including, for the avoidance of doubt, in connection with the Final Lock-Up Expiration Date, as defined in the Lock-up Agreement) and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

In addition, during the Restricted Period, the Company agrees to (a) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, such transfer restrictions, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities that would be permissible under the terms of the Lock-up Agreement, and (b) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of the Requisite Representatives.

8. Covenants of the Selling Stockholder.

(a) The Selling Stockholder covenants with each Underwriter that it will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Unless exempted under applicable law, the Selling Stockholder will deliver to each Underwriter (or its agent), on or before the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) All sums payable by the Selling Stockholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Selling Stockholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(d) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Selling Stockholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in subsection (c) below.

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or any Testing the Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Stockholder Information and provided, further, that the aggregate liability of the Selling Stockholder pursuant to this subsection (b) shall be limited to an amount equal to the net proceeds received by the Selling Stockholder (net of underwriting discounts and commissions, but before deducting expenses) for the Shares sold by such Selling Stockholder under this Agreement (with respect to the Selling Stockholder, the “Selling Stockholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Stockholder, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, the Prospectus or any amendment or supplement thereto or Testing the Waters Communication, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus: [●].

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholder under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions but before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Selling Stockholder Proceeds.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute an amount in excess of the amount by which the Selling Stockholder Proceeds exceed the amount of any damages that the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any director, officer, employee, affiliate or agent of any Underwriter and each person, if any, who controls any Underwriter, by or on behalf of the Selling Stockholder or any person controlling the Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11. Directed Share Program Indemnification.

(a) The Company agrees to indemnify and hold harmless Morgan Stanley & Co. LLC, Valuable Capital Limited, the directors, officers, employees, affiliate and agents of Morgan Stanley & Co. LLC and Valuable Capital Limited and each person, if any, who controls Morgan Stanley & Co. LLC or Valuable Capital Limited within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (“DSP Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the DSP Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any DSP Entity in respect of which indemnity may be sought pursuant to Section 11(a), the DSP Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the DSP Entity, shall retain counsel reasonably satisfactory to the DSP Entity to represent the DSP Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any DSP Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such DSP Entity unless (i) the Company shall have agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the DSP Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the DSP Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all DSP Entities. Any such separate firm for the DSP Entities shall be designated in writing by Morgan Stanley & Co. LLC or Valuable Capital Limited, as applicable. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the DSP Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a DSP Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the DSP Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley & Co. LLC or Valuable Capital Limited, as the case may be, effect any settlement of any pending or threatened proceeding in respect of which any DSP Entity is or could have been a party and indemnity could have been sought hereunder by such DSP Entity, unless such settlement (x) includes an unconditional release of the DSP Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(c) To the extent the indemnification provided for in Section 11(a) is unavailable to a DSP Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the DSP Entity thereunder, shall contribute to the amount paid or payable by the DSP Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the DSP Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the DSP Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the DSP Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (after deducting underwriting discounts and commissions but before deducting expenses) and the total underwriting discounts and commissions received by the DSP Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability arises out of, or is based upon, an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the DSP Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the DSP Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the DSP Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the DSP Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the DSP Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the DSP Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no DSP Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such DSP Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any DSP Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Selling Stockholder. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Stockholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Stockholder or any other person, (ii) the Underwriters owe the Company and the Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and the Selling Stockholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Stockholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

18. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company and the Selling Stockholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and the Selling Stockholder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that each Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each Seller irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Selling Stockholder hereby irrevocably appoints [●], with offices at [●] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Stockholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.

The Selling Stockholder represents and warrants that such agent has agreed to act as the Selling Stockholder’s agent for service of process, and the Selling Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Stockholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Selling Stockholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Stockholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

20. Taxes. If any sum payable by the Company or the Selling Stockholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder and excluding such taxes imposed due to any Underwriter or any agent thereof having any present or former connection with a Taxing Jurisdiction, other than solely as a result of (i) the execution and delivery of, or performance of, such Underwriter’s obligations under this Agreement, (ii) receiving or paying for the shares of Common Stock or (iii) receiving any payments or enforcing any rights hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity

Syndicate Desk; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, with a copy to the Legal Department; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 Attention: Equity Syndicate Desk (Fax: (212) 622-8358); if to the Company shall be delivered, mailed or sent to TuSimple Holdings Inc., 9191 Towne Centre Drive, Suite 600, San Diego, CA 92122; and if to the Selling Stockholder shall be delivered, mailed or sent to [●].

Very truly yours,

TUSIMPLE HOLDINGS INC.

By:
Name:
Title:

The Selling Stockholder named in Schedule II hereto, acting severally

Attorney-in Fact

Accepted as of the date hereof
Morgan Stanley & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
BofA Securities, Inc.
Cowen and Company, LLC
Credit Suisse Securities (USA) LLC
Nomura Securities International, Inc.
RBC Capital Markets, LLC
Needham & Company, LLC
Oppenheimer & Co. Inc.
Piper Sandler & Co.
Robert W. Baird & Co. Incorporated
Valuable Capital Limited

Total:

I-1

SCHEDULE II

Selling Stockholder	Number of Firm Shares To Be Sold

Sun Dream Inc.

Total:

I-2

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●]

2.	[all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	The initial public offering price per share for the Shares is $[●]

The number of Shares purchased by the Underwriters is [●]

II-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

                , 2021

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TuSimple Holdings Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares of the Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”). As used herein, the term “Common Stock” refers to shares of the Company’s Common Stock, par value $0.0001 per share, including any shares of Class A Stock and Class B common stock, par value $0.0001 per share, of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending on the Final Lock-Up Expiration Date (as defined below) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in

Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for shares of Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Notwithstanding the foregoing:

(a) from the commencement of trading of the Class A Stock on the first trading day on the exchange on which the Class A Stock is listed and for a period ending on the seventh trading day of the Class A Stock (the “First Lock-Up Release Period”), the Applicable Amount (as defined below) of the First Lock-Up Release Eligible Securities (as defined below) of any Employee Stockholder (as defined below) will be automatically released from such restrictions (the “First Lock-Up Release”);

(b) following the release of the Company’s regular earnings announcement (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for its first fiscal quarter following the completion of the Public Offering (the date of such announcement, the “First Earnings Release Date”), if the last reported closing price of the Class A Stock on the exchange on which the Class A Stock is listed is at least 33.0% greater than the initial public offering price per share set forth on the cover page of the final prospectus relating to the Public Offering (the “Prospectus”) for any 10 out of the 15 consecutive trading days ending on or after the First Earnings Release Date, including the last day of such 15 day trading period (any such 15 day trading period during which such condition is satisfied, the “Measurement Period”), then all of the Common Stock (and securities convertible into or exchangeable for Common Stock) of any Employee Stockholder that remains subject to this Lock-Up Agreement will be automatically released from such restrictions (the “Second Lock-Up Release”) immediately prior to the opening of trading on the exchange on which the Class A Stock is listed on the second trading day following the end of the Measurement Period; and

(c) following the later of (x) the release of the Company’s regular earnings announcement (which for this purpose shall not include “flash” numbers or preliminary, partial earnings) for its second fiscal quarter following the completion of the Public Offering (the date of such announcement, the “Second Earnings Release Date”) and (y) the 121st day after the date of the Prospectus, all of the undersigned’s Common Stock (and securities convertible into or exchangeable for Common Stock) that remains subject to this Lock-Up Agreement will be automatically released from such restrictions immediately prior to the opening of trading on the exchange on which the Class A Stock is listed on the Final Lock-Up Expiration Date (as defined below).

As used in this Lock-Up Agreement, the following terms shall have the following meanings:

(i) “Applicable Amount” means:

(x) in the case of First Lock-Up Release Eligible Securities issued to the undersigned immediately prior to or during the First Lock-Up Release Period upon settlement of vested restricted stock units or share value awards, the number of First Lock-Up Release Eligible Securities necessary to satisfy applicable income tax withholding and remittance obligations in connection with the vesting and settlement of such restricted stock units or share value awards; and

(y) in the case of First Lock-Up Release Eligible Securities issued to the undersigned immediately prior to or during the First Lock-Up Release Period upon exercise of vested stock options, the number of First Lock-Up Release Eligible Securities necessary to (A) satisfy applicable income tax withholding and remittance obligations in connection with the exercise of such vested stock options and (B) to permit the undersigned to pay the aggregate exercise price of such vested stock options, in the case of each of clause (x) and (y), with such amount of First Lock-Up Release Eligible Securities being calculated based on the number of First Lock-Up Release Eligible Securities held by such person on April 5, 2021, before giving effect to the sale of any Common Stock in the Public Offering, including all such First Lock-Up Release Eligible Securities for which time-based vesting conditions were met as of April 5, 2021;

(ii) “Employee Stockholder” means any of the Company’s current and former employee, consultant or contractor (but excluding the Company’s current directors and executive officers);

(iii) “Final Lock-Up Expiration Date” means the second full trading day after the later of (x) the Second Earnings Release Date or (y) the 121st day after the date of the Prospectus; provided, that the Second Earnings Release Date shall not constitute a trading day for purpose of determining such date; and

(iv) “First Lock-Up Release Eligible Securities” means shares of Class A Stock issued or issuable to the undersigned immediately prior to or during the First Lock-Up Release Period upon the exercise, settlement, or exchange of vested restricted stock units, share value awards or stock options.

The foregoing shall not apply to:

(a)	transactions relating to Common Stock or other securities acquired in the Public Offering or in open market transactions after the completion of the

Public Offering, provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in the Public Offering or such open market transactions during the Restricted Period;

(b)

transfers of Common Stock or any security convertible into Common Stock as a bona fide gift, transfers of Common Stock to any member of the immediate family of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, transfers of Common Stock to any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by, the undersigned, or transfers of Common Stock for bona fide estate planning purposes; provided that (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Restricted Period and (iii) and such transfer does not involve a disposition for value;

(c)

transfers of Common Stock or any security convertible into Common Stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order; provided that (i) the transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement, and (ii) any filing required under Section 16(a) of the Exchange Act during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (c);

(d)

(i) the receipt by the undersigned from the Company of Common Stock upon the vesting, exercise or settlement of options, restricted share units, share value awards or other equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the registration statement related to the Public Offering (the “Registration Statement”) and the Prospectus, or the exercise of warrants outstanding and which are described in the Registration Statement and the Prospectus, or (ii) the transfer or other disposition of Common Stock or any securities convertible into Common Stock, in each case to the Company, upon a vesting or settlement event of the Company’s securities or upon the exercise of options, restricted share units, share value awards, warrants or other equity awards to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such securities (including any transfer or other disposition in each case to the Company, necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting or exercise whether by means of a “net settlement” or otherwise) so long as such “cashless exercise” or “net exercise” is effected solely by surrender of outstanding options, restricted share units, share value awards, warrants or other equity awards (or the Common Stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax obligations, but for the avoidance of doubt, excluding all methods of exercise that would involve a sale other than to the Company of any Common Stock relating to such equity awards, whether to cover the applicable exercise price and/or withholding tax obligations or otherwise; provided that in the case of clause (d)(i), the shares received upon the vesting, exercise or settlement of the option, restricted share unit, share value award, warrant or other equity award are subject to the terms of a lock-up agreement substantially in the form of this agreement, and provided further that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (x) the filing relates to the circumstances described in clauses (d)(i) or (d)(ii), as the case may be, (y) no shares were sold by the reporting person and (z) in the case of clause (d)(i), the shares received upon exercise or settlement of the option, restricted share unit, share value award or other equity award or exercise of warrants are subject to a lock-up agreement with the Underwriters of the Public Offering;

(e)

in connection with any reclassification or conversion of any outstanding preferred shares of the Company into Common Stock prior to or in connection with the consummation of the Public Offering; provided that (i) such conversion or reclassification is disclosed in the Prospectus, (ii) any such Common Stock received upon such conversion or reclassification shall be subject to the terms of this letter agreement and (iii) any filing required under Section 16(a) of the Exchange Act during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (e);

(f)

if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer or distribution of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members, managers, stockholders or holders of similar equity interests in the undersigned or to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 as promulgated under the Securities Act of 1933, as amended) of the undersigned or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(g)

transfers of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction after the completion of the Public Offering that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this letter agreement;

(h)

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(i)

in connection with a sale of Common Stock underlying restricted share units, share value awards or similar equity awards that settle in Common Stock held by the undersigned that have vested or vest prior to or during the Restricted Period and settle during the Restricted Period, but solely to the extent necessary to satisfy income tax withholding and remittance obligations in connection with the vesting or settlement of such restricted share units, share value awards or other similar equity awards that are outstanding as of the date of the Prospectus and described therein, provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (i); or

(j)	the sale of Common Stock pursuant to the Underwriting Agreement, as applicable.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Stock except in compliance with the foregoing restrictions.

For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For purposes of this letter, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 66.67% of the outstanding voting securities of the Company (or the surviving entity).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, Morgan Stanley & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this letter agreement may be signed electronically. If any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g.,

www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of (a) the Company, on the one hand, or the Representatives, on the other hand, advising the other in writing that it has determined not to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (b) the date the Registration Statement is withdrawn, if prior to the closing of the Public Offering, (c) the date the Underwriting Agreement is terminated, if prior to the closing of the Public Offering, and (d) May 31, 2021, if the Underwriting Agreement has not been executed by such date; provided that the Company may by written notice to the undersigned prior to May 31, 2021, extend such date for a period of up to an additional three months.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

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EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by TuSimple Holdings Inc. (the “Company”) of shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company and the lock-up agreement dated                 , 20     (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                 , 20    , with respect to              shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective                 , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc:	Company

B-1

FORM OF PRESS RELEASE

TuSimple Holdings Inc.

[Date]

TuSimple Holdings Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, on behalf of the lead book-running managers in the Company’s recent public sale of              common stock, is [waiving][releasing] a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                 , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-2